UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2021

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2701 E. Grauwyler Rd. Irving, TX	75061
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (844) 935-2832

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.0001 per share	XELA	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03 Amendment to Articles of Incorporation or Bylaws

On January 25, 2021, Exela Technologies, Inc. (“Exela” or the “Company”) announced that it filed a Certificate of Amendment of the Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Amendment”), with the Secretary of State of Delaware, to effect a 1-for-3 reverse stock split (the “Reverse Split”) of the Company’s issued and outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), at 5:00 p.m. Eastern Time on that date. Beginning with the opening of trading on January 26, 2021, the Company’s Common Stock will trade on The Nasdaq Capital Market on a split-adjusted basis under a new CUSIP number 30162V409 and will continue to trade under the symbol “XELA.”

As a result of the Reverse Split, every three (3) shares of the Company’s Common Stock issued and outstanding will be converted into one (1) share of Common Stock. No fractional shares will be issued in connection with the Reverse Split. Stockholders who would otherwise be entitled to a fractional share of Common Stock will instead receive cash in lieu of fractional shares based on the closing sales price of the Company’s Common Stock as quoted on The Nasdaq Capital Market on January 25, 2021.

The Reverse Split will not reduce the number of authorized shares of the Common Stock or preferred stock (the “Preferred Stock”), or change the par values of the Company’s Common Stock or Preferred Stock. The Reverse Split will affect all stockholders uniformly and will not affect any stockholder's ownership percentage of the Company's shares of Common Stock (except to the extent that the Reverse Split would result in some of the stockholders receiving cash in lieu of fractional shares). All outstanding options, warrants, restricted stock units and similar securities entitling their holders to receive or purchase shares of the Company’s Common Stock (including the conversion rate of the Preferred Stock) will be adjusted as a result of the Reverse Split, as required by the terms of each security.

The foregoing description of the Certificate of Amendment is a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed with this report as Exhibit 3.1 and is incorporated herein by reference.

As a result of the Reverse Split, the number of issued and outstanding shares of Common Stock will be adjusted from 147.7 million shares to approximately 49.2 million shares.

On January 25, 2021, the Company issued a press release announcing the Reverse Split. A copy of the press release is filed herewith as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Exela Technologies, Inc., effective January 25, 2021
99.1	Press Release of Exela Technologies, Inc., dated January 25, 2021
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 25, 2021

EXELA TECHNOLOGIES, INC.

By:	/s/ Erik L. Mengwall
	Name:	Erik L. Mengwall
	Title:	Secretary

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